      As filed with the Securities and Exchange Commission on November 30, 2001
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               KANAKARIS WIRELESS
                               ------------------
             (Exact name of registrant as specified in its charter)

                      NEVADA                             86-0888532
                      ------                             ----------
         (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)            Identification No.)
                             ----------------------

      3303 HARBOR BLVD., SUITE F-3, COSTA MESA, CALIFORNIA       92626
      ---------------------------------------------------------------------
        (Address of Principal Executive Offices)              (Zip Code)

                             ----------------------

              CONSULTING AGREEMENT, CONSULTING AGREEMENT EXTENSION AND
                  COMMON STOCK PURCHASE WARRANT FOR KEVIN WELCH
   --------------------------------------------------------------------------
                            (Full title of the plan)

                             ----------------------

                                 ALEX KANAKARIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               KANAKARIS WIRELESS
                          3303 HARBOR BLVD., SUITE F-3
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 444-0530
                                 --------------
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                             LARRY A. CERUTTI, ESQ.
                           CRISTY LOMENZO PARKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                 PROPOSED                PROPOSED
                                          AMOUNT TO BE       MAXIMUM OFFERING       MAXIMUM AGGREGATE         AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)    PRICE PER SHARE (2)     OFFERING PRICE (2)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value           32,727,182 Shares          $0.013                $425,453              $101.68
=============================================================================================================================

(1) Includes 24,227,182 shares issued under a consulting agreement and consulting agreement extension and 8,500,000 shares issuable upon exercise of a warrant. In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933.
(2) Computed pursuant to Rule 457(c) on the basis of the average of the high and low prices per share as reported for such securities on the NASD's OTC Bulletin Board on November 28, 2001.

                              EXPLANATORY NOTE

         This registration statement covers 32,727,182 shares of common stock, $0.001 par value per share, of Kanakaris Wireless, comprising 24,227,182 shares of common stock that were issued under a Consulting Agreement dated as of October 26, 2001 and Consulting Agreement Extension dated as of November 29, 2001, between Kanakaris Wireless and Kevin Welch, and 8,500,000 shares of common stock that are issuable upon exercise of a warrant that was issued by Kanakaris Wireless to Mr. Welch in connection with the Consulting Agreement and Consulting Agreement Extension.

         This registration statement contains two parts. Part I contains a reoffer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the reoffer prospectus may be used for reoffers or resales on a continuous or delayed basis in the future of the 24,227,182 shares of common stock issued under the above-described Consulting Agreement and Consulting Agreement Extension. Part II contains information required in this registration statement under Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, we will provide to Mr. Welch the documents containing the information specified in Part I, Items 1 and 2. We will furnish without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to Mr. Welch under Rule
428(b) of the Securities Act of 1933. Requests should be directed to Kanakaris Wireless, 3303 Harbor Blvd., Suite F-3, Costa Mesa, California 92626, Attention:
Chief Executive Officer. Our telephone number is (714) 444-0530. The reoffer prospectus follows this paragraph.

PROSPECTUS

                               Kanakaris Wireless

                       24,227,182 Shares of Common Stock

         The shares of Kanakaris Wireless common stock being offered under this prospectus are being offered by Kevin Welch for his own account. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "KKRS." On November 28, 2001, the high and low sale prices for a share of our common stock were $.014 and $.011, respectively.

         The mailing address and the telephone number of our principal executive offices are 3303 Harbor Blvd., Suite F-3, Costa Mesa, California 92626,
(714) 444-0530.

                              ---------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                  PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

         This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is November 30, 2001

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Risk Factors...............................................................  3
Special Note Regarding Forward-Looking Statements..........................  7
Use of Proceeds............................................................  7
Indemnification of Directors and Officers..................................  7
Selling Security Holder....................................................  9
Plan of Distribution....................................................... 10
Transfer Agent and Registrar............................................... 11
Legal Matters.............................................................. 11
Experts.................................................................... 11
Where You Can Find More Information........................................ 11
Incorporation of Documents by Reference.................................... 12

                                   RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider, among other things, the following factors carefully before deciding to purchase any shares of our common stock.

WE HAVE INCURRED OPERATING LOSSES, EXPECT CONTINUED LOSSES AND MAY NOT ACHIEVE PROFITABILITY. IF WE CONTINUE TO LOSE MONEY, WE MAY HAVE TO CURTAIL OUR OPERATIONS.

         Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have not been profitable and we may continue to lose money for the foreseeable future. Historically, we have incurred losses and experienced negative cash flow. As of June 30, 2001, we had an accumulated deficit of approximately $28,476,000. We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business, especially our Internet-based business.

WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD DILUTE OUR STOCKHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS.

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. We have not been able to generate any significant cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. We require new financing in addition to our line of credit with Alliance Equities. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

CONVERSION OF OUR OUTSTANDING CONVERTIBLE SECURITIES COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT AND CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE BECAUSE THE CONVERSION PRICE OF THOSE SECURITIES DEPENDS UPON THE MARKET PRICE OF OUR COMMON STOCK, AND THERE IS NO CEILING ON THE NUMBER OF SHARES OF OUR COMMON STOCK THAT ARE ISSUABLE UPON EXERCISE OF THOSE SECURITIES.

         We have issued to several security holders debentures and warrants that are convertible or exercisable at prices that are equal to the lesser of a fixed price and a variable price that is based upon a discount on the market price of our common stock. As of November 7, 2001, we had a total of 125,920,513 shares of common stock outstanding, the closing price of a share of our common stock on the OTC Bulletin Board was $0.015, and the debentures and warrants with the variable conversion and exercise prices were convertible or exercisable into approximately 405,181,957 shares of common stock, which amount exceeds our authorized capital but only until the effectiveness of our reverse stock split which is to be effective December 7, 2001. The number of shares that those debentures and warrants ultimately may be converted into or exercised for could prove to be greater than this estimate if the market price of our common stock declines. Further, to the extent the security holders convert those debentures and exercise those warrants and then sell the underlying shares of common stock into the market, the price of our common stock may decline due to the additional shares available in the market. This decline could allow the security holders to convert their remaining debentures and exercise their remaining warrants into a greater number of shares of common stock, the sale of which would further depress the stock price. You could, therefore, experience substantial dilution and a decline in the value of your investment as a result of the conversion of the debentures and exercise of the warrants.

IF SECURITY HOLDERS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON CONVERSION OF CONVERTIBLE SECURITIES, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

         Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales can create a downward pressure on the price of the security. If security holders sell large volumes of our common stock within a relatively short period of time, the market price of our common stock may decrease. The decrease in market price would allow holders of our debentures and warrants that have conversion or exercise prices based upon a discount on the market price of our common stock to convert their debentures and exercise their warrants into an increased number of shares of our common stock. Further sales of common stock issued upon conversion of debentures or exercise of warrants could cause even greater declines in the price of our common stock. The downward pressure on the market price caused by conversion of debentures and exercise warrants, and the sale of the underlying shares of common stock, could encourage short sales by the security holders and could further undermine the value of our common stock.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

         Our business strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so, particularly if our losses continue and we are unable to obtain sufficient financing. If we are unable to successfully manage our growth, our business, prospects, financial condition and results of operations could be adversely affected.

OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN LITIGATION AGAINST US.

         There is currently an extremely limited trading market for our common stock. Our common stock trades on the OTC Bulletin Board under the symbol "KKRS." There can be no assurance that any regular trading market for our common stock will develop or, if developed, will be sustained. The trading prices of our common stock have fluctuated significantly over time. In fact, for the quarter ended September 30, 2001, the high and low closing bid prices for a share of our common stock were $.108 and $.023, respectively. The trading prices of our common stock could experience wide fluctuations in the future in response to:

         o        quarter-to-quarter variations in our operating results;
         o        material announcements of technological innovations;
         o significant customer orders or establishment of strategic partnerships by us or our competitors or providers of alternative products and services;
         o general conditions in the Internet, e-commerce and data control console industries; or
         o        other events or factors, many of which are beyond our control.

         In addition, the stock market as a whole and individual stocks have experienced extreme price and volume fluctuations, which have often been unrelated to the performance of the related corporations. Our operating results in future quarters may be below the expectations of market makers, securities analysts and investors. In any such event, the price of our common stock will likely decline, perhaps substantially. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has occurred against the issuing company. There can be no assurance that such litigation will not occur in the future with respect to our company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Any adverse determination in such litigation could also subject us to substantial liabilities.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

WE RELY HEAVILY ON OUR KEY EMPLOYEES, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris. We have not entered into any employment agreement with Mr. Kanakaris or any other officer of Kanakaris Wireless. The loss of Mr. Kanakaris could have a material adverse effect on Kanakaris Wireless because Mr. Kanakaris has experience, skills and vision upon which we draw heavily in our day-to-day operations and strategic planning and financing activities. We are the beneficiary of 80% of the proceeds of a term life insurance policy in the amount of $10,000,000 covering Mr. Kanakaris. However, we cannot assure you that receipt of these proceeds would be sufficient to enable us to continue our business without significant temporary or permanent disruption following the loss of Mr. Kanakaris.

ALTHOUGH INTERNET COMMERCE HAS YET TO ATTRACT SIGNIFICANT REGULATION, GOVERNMENT REGULATION MAY RESULT IN FINES, PENALTIES, TAXES OR OTHER COSTS OR CONSEQUENCES THAT MAY REDUCE OUR FUTURE EARNINGS.

         The United States Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THESE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary technology and intellectual property rights. We do not hold any patents. However, we believe that some of our proprietary technologies, including our CinemaWEAR(TM) Encoding technology, our CinemaWEAR(TM) Wireless Delivery technology and our Embedded Electronic Commerce(TM) technology, could benefit from patent protection. Accordingly, we intend to file patent applications for those technologies with the United States Patent and Trademark Office. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technologies.

         We own, license or have otherwise obtained the right to use technologies incorporated into our web sites. We may receive infringement claims from third parties relating to our technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology that we have licensed from third parties for incorporation into our web sites, we would forward those claims to the appropriate third party. If we were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from using that technology, incur substantial costs in redesigning our web sites that incorporate that technology, or incur substantial costs defending any legal action taken against us, all of which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         We hold the Internet domain names "AK.TV," "KKRS.Net," "WordPop.com," "CinemaPop.com" and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

IF COMMUNICATIONS TO OUR PRIMARY SERVERS ARE INTERRUPTED, OUR OPERATIONS COULD BE NEGATIVELY IMPACTED.

         Our movies and general web sites, including AK.TV, our principal website, are hosted on servers owned and operated by Myrient in a tier 1 facility in Los Angeles, California. Although offsite backup servers are maintained by our host, all of our primary servers are vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins, terrorist attacks and other events beyond our control. We have, from time to time, experienced periodic systems interruptions and anticipate that these interruptions will occur in the future. We do not maintain business interruption insurance. If we experience significant system disruptions, our business, results of operations and financial condition would be materially and adversely affected because we would be unable to deliver our Internet-related products and services during the disruption and may therefore lose existing and potential customers.

OUR COMPUTER INFRASTRUCTURE MAY SUFFER SECURITY BREACHES. ANY SUCH BREACHES COULD JEOPARDIZE CONFIDENTIAL INFORMATION TRANSMITTED OVER THE INTERNET, CAUSE INTERRUPTIONS IN OUR OPERATIONS OR CAUSE US TO HAVE LIABILITY TO THIRD PARTIES.

         We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our insurance does not currently protect us against these losses. Consequently, any security breach could have a material adverse effect on our business, results of operations and financial condition.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS ALLOW CONCENTRATION OF VOTING POWER IN ONE INDIVIDUAL, WHICH MAY, AMONG OTHER THINGS, DELAY OR FRUSTRATE THE REMOVAL OF INCUMBENT DIRECTORS OR A TAKEOVER ATTEMPT, EVEN IF SUCH EVENTS MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

         Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving Kanakaris Wireless that is not approved by our board of directors, even if those events may be beneficial to the interest of our stockholders. For example, Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the holder of all of the authorized, issued and outstanding shares of our Class A Convertible Preferred Stock. Under our articles of incorporation, each share of Class A Preferred Stock is entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Kanakaris may have sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving Kanakaris Wireless. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by Kanakaris Wireless. In addition, the concentration of voting power in the hands of Mr. Kanakaris could have the effect of delaying or preventing a change in control of Kanakaris Wireless, even if the change in control would benefit our stockholders, and may adversely affect the market price of our common stock.

WE ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND THE RESPONSES TO THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC MAY HAVE ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

         The recent terrorist attacks in the United States, which have brought devastation to many people and shaken consumer confidence, have disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. To the extent that such disruptions result in a general decrease in government, business and consumer spending that could decrease demand for our current and planned products and services, in our inability to effectively market our products and services, or in financial or operational difficulties for the service providers, such as server operators, on which we rely, our business and results of operations could be materially and adversely affected. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will result in any long-term commercial disruptions or whether such terrorist activities or responses will have any long-term material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements, including among others:

         o the projected growth in the Internet, e-commerce and data control console industries and the markets for our products within these industries;

         o our business strategy for expanding our presence in the existing and proposed markets in which our products and services could be used;

         o anticipated trends in our financial condition and results of operations;

         o the impact of the continuing threat of terrorism and the responses to such threat by military, government, business and the public; and

         o our ability to distinguish ourselves from our current and future competitors.

         You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. A number of factors could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from those anticipated by forward-looking statements, including those factors discussed under "Risk Factors." We do not undertake to update, revise or correct any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holder.

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our articles of incorporation and bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Our articles of incorporation also provide that a director of Kanakaris Wireless shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from or limitation on liability is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of Kanakaris Wireless in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our articles of incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law. However, we have purchased directors and officers liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as Kanakaris Wireless that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. As of September 30, 2001, we believe we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code,
Section 317 which governs indemnification of directors, officers and others.
Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of Kanakaris Wireless for breach of a director's duties to Kanakaris Wireless or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of Kanakaris Wireless or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to Kanakaris Wireless or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Kanakaris Wireless or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Kanakaris Wireless or our stockholders; and

     o for engaging in transactions described in the California Code or California case law that result in liability, or approving the same kinds of transactions.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Kanakaris Wireless under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         SELLING SECURITY HOLDER

         The following table sets forth information as of November 29, 2001 with respect to the beneficial ownership of our common stock both before and immediately following the offering by the selling security holder. The following calculations of the percent of outstanding shares are based on 157,219,124 shares of our common stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants and options that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holder. All of the shares being offered under this prospectus were issued in a private placement transaction under the terms of a Consulting Agreement dated as of October 26, 2001 and Consulting Agreement Extension dated as of November 29, 2001 by and between us and the selling security holder.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holder.

                                                   Shares of Class                  Shares of
                                                     Beneficially                  Class Being                 Shares of Class
     Name and Address of              Title of        Owned Prior                 Offered Under               Beneficially Owned
     Beneficial Owner                 Class        to this Offering              this Prospectus             After this Offering (1)
      -----------------               -----       -------------------            ------------------         ------------------------
                                               Number           Percent                                     Number          Percent
                                               ------           -------                                     ------          -------
Kevin Welch
468 North Camden Drive, Suite 200
Beverly Hills, California 90210.......Common  34,475,565(2)    20.76%              24,227,182(3)          10,248,383       6.17%

---------------

(1)      Assumes all shares of class being offered are sold.

(2) Consists of (i) 25,627,182 shares of common stock issued and outstanding, (ii) 8,500,000 shares of common stock issuable upon exercise of warrants, (iii) 348,383 shares of common stock issuable upon exercise of options.

(3)      Consists of 24,227,182 shares of common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

         The selling security holder and any of his donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

         The selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of our company or derivatives of Kanakaris Wireless securities and may sell or deliver shares in connection with these trades. The selling security holder may pledge his shares to his broker under the margin provisions of customer agreements. If the selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder has not indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In such event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, the selling security holder has not entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If the selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to pay all fees and expenses incident to the registration of the shares.

                          TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is STALT Inc. Their phone number is (775) 831-3335.

                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the shares offered under this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

                                     EXPERTS

         The consolidated financial statements of Kanakaris Wireless (formerly Kanakaris Communications, Inc.) and subsidiaries incorporated by reference in this prospectus have been audited by Weinberg & Company, P.A., independent certified public accountants, to the extent and for the periods set forth in that firm's reports incorporated by reference in this prospectus, and are incorporated in reliance upon those reports given upon the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-8 under the Securities Act of 1933, and the rules and regulations enacted under its authority, with respect to the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement. Each statement concerning a contract or document which is filed as an exhibit should be read along with the entire contract or document. For further information regarding us and the common stock offered in this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these documents may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Securities and Exchange Commission.

         The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's address on the World Wide Web is http://www.sec.gov. Our principal web site is http://www.AK.TV.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     o Amendment No. 1 to our annual report on Form 10-KSB for the fiscal year ended September 30, 2000 (File No. 0-28213), filed with the Securities and Exchange Commission on January 25, 2001;

     o Our current reports on Form 8-K, filed with the Securities and Exchange Commission on May 7, 2001 and June 1, 2001;

     o Our quarterly report on Form 10-QSB for the quarter ended December 31, 2000, filed with the Commission on February 14, 2001;

     o Our quarterly report on Form 10-QSB for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

     o Our quarterly report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on August 16, 2001; and

     o The description of our securities contained in our registration statement on Form 8-A12G, as amended, filed under the Securities Exchange Act of 1934 on November 19, 1999, which description is incorporated by reference into such Form 8-A12G from our amendment no. 1 to registration statement on Form SB-2 (Registration No. 333-84909), together with any amendment or report filed for the purpose of amending or updating such description.

         Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Securities and Exchange Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                             KANAKARIS WIRELESS
                         3303 HARBOR BLVD., SUITE F-3
                         COSTA MESA, CALIFORNIA 92626
                      ATTENTION: CHIEF EXECUTIVE OFFICER
                          TELEPHONE: (714) 444-0530

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       Incorporation of Documents by Reference.
              ----------------------------------------

         We incorporate the following documents by reference in this registration statement:

         (a) Amendment No. 1 to our annual report on Form 10-KSB for the fiscal year ended September 30, 2000, filed with the Securities and Exchange Commission, or the Commission, on January 25, 2001 (File No. 0-28213);

         (b) Our quarterly report on Form 10-QSB for the quarter ended December 31, 2000, filed with the Commission on February 14, 2001;

         (c) Our quarterly report on Form 10-QSB for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

         (d) Our quarterly report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on August 16, 2001;

         (e) Our current reports on Form 8-K filed with the Commission on May 7, 2001 and June 1, 2001; and

         (f) The description of our securities contained in our registration statement on Form 8-A12G, as amended (File No. 0-28213), filed under the Securities Exchange Act of 1934 on November 19, 1999, which description is incorporated by reference into such Form 8-A12G from our Amendment No. 1 to registration statement on Form SB-2 (Registration No. 333-84909), together with any amendment or report filed for the purpose of amending or updating such description.

         All reports and other documents we subsequently filed after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

         For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       Description of Securities.
              --------------------------

         Not Applicable.

ITEM 5.       Interests of Named Experts and Counsel.
              ---------------------------------------

         Not Applicable.

ITEM 6.       Indemnification of Directors and Officers.
              ------------------------------------------

         Our articles of incorporation and bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Our articles of incorporation also provide that a director of Kanakaris Wireless shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from or limitation on liability is not permitted under the Nevada Revised Statutes.
Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of Kanakaris Wireless in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our articles of incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law. However, we have purchased directors and officers liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as Kanakaris Wireless that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. As of September 30, 2001, we believe we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code,
Section 317 which governs indemnification of directors, officers and others.
Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of Kanakaris Wireless for breach of a director's duties to Kanakaris Wireless or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of Kanakaris Wireless or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to Kanakaris Wireless or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Kanakaris Wireless or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Kanakaris Wireless or our stockholders; and

     o for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Kanakaris Wireless under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7 .      Exemption from Registration Claimed.
              ------------------------------------

         Exemption from the registration provisions of the Securities Act of 1933 for the issuance of the shares being offered pursuant to the reoffer prospectus contained in this registration statement is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transaction did not involve any public offering and the purchaser was sophisticated with access to the kind of information registration would provide.

ITEM 8.       Exhibits.
              ---------

         4.1 Common Stock Purchase Warrant dated as of November 29, 2001 made by Kanakaris Wireless in favor of Kevin Welch

         4.2 Consulting Agreement Extension dated as of November 29, 2001 by and between Kanakaris Wireless and Kevin Welch

         4.3 Consulting Agreement dated as of October 26, 2001 by and between Kanakaris Wireless and Kevin Welch (1)

         5.1      Opinion of Rutan & Tucker, LLP

        23.1      Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

        23.2      Consent of Weinberg & Company, P.A.

        24.1 Power of Attorney (included on the signature page of this registration statement)

---------------

   (1) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on November 1, 2001 (Registration No. 333-72618) and incorporated herein by reference.

ITEM 9.       Undertakings.
              -------------

         Kanakaris Wireless hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed with or furnished by Kanakaris Wireless to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange
Act that are incorporated by reference in this registration statement):

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information on the plan of distribution.

         (2) For determining under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on November 29, 2001.

                                  KANAKARIS WIRELESS,
                                  a Nevada corporation

                                  By:  /S/ ALEX F. KANAKARIS
                                      -----------------------------------------
                                      Alex F. Kanakaris, Chairman of the Board,
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex F. Kanakaris and Branch Lotspeich, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, including a majority of the board of directors, in the capacities and on the date indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----

/S/ ALEX F. KANAKARIS              Chairman of the Board,          November 29, 2001
----------------------------       President, Chief Executive
Alex F. Kanakaris                  Officer, and Director
                                   (Principal Executive
                                   Officer)

                                   Vice Chairman of the Board,     November 29, 2001
----------------------------       Vice President, Secretary
Branch Lotspeich                   and Director

/S/ DAVID THOMAS SHOMAKER          Acting Chief Financial          November 29, 2001
----------------------------       Officer (Principal Financial
David Thomas Shomaker              Officer)

/S/ JOHN ROBERT MCKAY              Director                        November 29, 2001
----------------------------
John Robert McKay

                                   Director                        November 29, 2001
----------------------------
Patrick McKenna

/S/ LISA LAWRENCE                  Director                        November 29, 2001
----------------------------
Lisa Lawrence

                                      II-5



/S/ VAN HOLSTER                    Director                        November 29, 2001
----------------------------
Van Holster

                                   Director                        November 29, 2001
----------------------------
Jeff Hall

/S/ ROSE FORBES                    Director                        November 29, 2001
----------------------------
Rose Forbes

/S/ CAROLINE MICHAELS              Director                        November 29, 2001
----------------------------
Caroline Michaels

                                   Director                        November 29, 2001
----------------------------
Charles Moore

                                      II-6

                                  EXHIBIT INDEX

    Exhibit No.       Description
    -----------       -----------

         4.1 Common Stock Purchase Warrant dated as of November 29, 2001 made by Kanakaris Wireless in favor of Kevin Welch

         4.2 Consulting Agreement Extension dated as of November 29, 2001 by and between Kanakaris Wireless and Kevin Welch

         5.1      Opinion of Rutan & Tucker, LLP

        23.1      Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

        23.2      Consent of Weinberg & Company, P.A.

        24.1      Power of Attorney (included on the signature page hereof)

                                      II-7